EXHIBIT 1

                                                    Inter Asset Japan Co., Ltd.
                                                    Akiyama Bldg, 9F
                                                    2-3-22 Toranomon, Minato-ku
                                                    Tokyo 105-0001
                                                    Japan

                                                    Phone : +81 3 5510 9850
                                                    Fax :   +81 3 5510 9851
                                                    Email : office@interasset.jp

Ms. Solange Velter
EFG Private Bank (Luxembourg) SA
5 rue Jean Monnet, L-2180
Luxembourg

                                   INSTRUCTION

Please transfer 2,500,000.- shares of IA Global from PBAA Fund Limited to IA Turkey Equity SPC Limited once you receive sales proceeds of EUR 288.000.00

For the transfer and administration of the shares, please contact Mr. Caminada at HYPOSWISS Private Bank Ltd. for the details.

Mr. Paulo Caminada
Hyposwiss Private Bank Ltd.
Tel : +41 44 214 3243
Fax : +41 44 214 3258
Email : Paulo. Caminada@hyposwiss.ch


Sincerely,


Hiroki Isobe, Director
Signed : 14 February, 2007